TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

FELICITAS PRIVATE MARKETS FUND

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

FELICITAS PRIVATE MARKETS FUND

Tendered Pursuant to the Offer to Purchase
Dated August 20, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,

11:59 P.M., EASTERN TIME, ON SEPTEMBER 18, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Felicitas Private Markets Fund

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (888) 884-8810

Fax: (816) 860-3140

Email: AutoAIProcessing@umb.com*

*IMPORTANT: this email will not reply to responses, for inquiries related to your Tender Offer please use the phone number above. All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Please submit one Tender Offer per email. Supporting documentation may be sent as additional attachments.

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FELICITAS PRIVATE MARKETS FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in Felicitas Private Markets Fund (the “Fund”), or the tender of some of such shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐	All of the undersigned’s entire shares of beneficial interest.

☐	A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value or number of shares

$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

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